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                      AMES DEPARTMENT STORES, INC.
                      CONDENSED BALANCE SHEET
                      MANAGEMENT FORMAT
                      FISCAL 1997 PLAN
                      ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 2 of 3

                                                                   FOR MONTH ENDING
                      ------------------------------------------------------------------------------------------------------------
                      FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Assets
Current Assets:
  Cash & equivalents   $19,415  $24,893  $27,136  $33,025  $28,018  $24,089  $31,972  $24,752  $25,726  $35,094  $85,499  $39,279

  Mdse Inventories     414,933  453,656  476,709  468,474  442,127  458,019  496,785  535,061  570,702  555,552  400,012  412,132
  Other current assets  39,701   44,926   39,565   39,594   34,223   34,460   40,745   47,484   54,594   73,730   28,656   29,179
                      ------------------------------------------------------------------------------------------------------------
  Total Current Assets 474,049  523,475  543,410  541,093  504,368  516,568  569,502  607,297  651,022  664,376  514,167  480,590

Net Fixed Assets        62,913   64,904   68,066   70,527   71,761   74,555   77,520   78,758   81,000   82,539   83,892   85,431

Long Term Assets         4,694    4,616    4,536    4,456    4,377    4,298    4,218    4,140    4,060    3,981    4,252    4,174
                      ------------------------------------------------------------------------------------------------------------
Total Assets          $541,656 $592,995 $616,012 $616,076 $580,506 $595,421 $651,240 $690,195 $736,082 $750,896 $602,311 $570,195
                      ============================================================================================================


Liabilities
Current Liabilities:
  Trade acc'ts pay.   $144,401 $164,996 $171,021 $167,152 $147,978 $166,454 $198,723 $184,149 $233,104 $241,337 $190,312 $174,564
  Note (rev.) payable   25,000   60,000   85,000   90,000   75,000   80,000  100,000  155,000  155,000  140,000        -        -
  Other current liabs. 171,421  172,100  165,015  162,627  159,525  152,153  159,658  159,219  154,244  164,897  165,203  164,049
                      ------------------------------------------------------------------------------------------------------------
  Total Current Liabs. 340,822  397,096  421,036  419,779  382,503  398,607  458,381  498,368  542,348  546,234  355,515  338,613


Long-term debt          11,155    9,176    9,197    9,217    9,239    9,260    9,281    9,301    9,322    9,343    9,364    9,375
Other LT liabilities    34,423   34,195   33,966   33,738   33,508   33,279   31,704   31,475   31,247   31,020   30,791   29,062

Unfav. lease liability  16,846   16,663   16,480   16,297   16,114   15,931   15,474   15,291   15,108   14,925   14,742   14,642
Fresh-start excess      35,852   35,260   34,787   34,313   33,722   33,249   32,775   32,184   31,710   31,237   30,645   30,172


Shareholders Equity
  Paid-in capital       88,457   88,457   88,457   88,457   88,457   88,457   88,457   88,457   88,457   91,844  106,521  102,123
  Retained earnings     14,101   12,148   12,089   14,275   16,963   16,638   15,168   15,119   17,890   26,293   54,733   46,208
                      ------------------------------------------------------------------------------------------------------------
  Total Share. Equity  102,558  100,605  100,546  102,732  105,420  105,095  103,625  103,576  106,347  118,137  161,254  148,331
                      ------------------------------------------------------------------------------------------------------------
Total Liab. & Equity  $541,656 $592,995 $616,012 $616,076 $580,506 $595,421 $651,240 $690,195 $736,082 $750,896 $602,311 $570,195
                      ============================================================================================================

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